Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Kevin Kessel, CFA	Randi Polanich
Vice President, Investor Relations	Vice President and Chief Communications Officer
(408) 875-6627	(408) 875-6633
kevin.kessel@kla.com	randi.polanich@kla.com
KLA CORPORATION REPORTS FISCAL 2021 FOURTH QUARTER AND FULL YEAR RESULTS, RAISES DIVIDEND LEVEL BY 17% AND ANNOUNCES ADDITIONAL $2 BILLION SHARE REPURCHASE AUTHORIZATION
•Total revenues were $1.93 billion, GAAP diluted EPS attributable to KLA was $4.10 and non-GAAP diluted EPS attributable to KLA was $4.43, each finishing above the mid-point of guidance ranges;
•Cash flow from operations for the quarter and fiscal year was $465.6 million and $2.19 billion and free cash flow was $410.2 million and $1.95 billion, respectively;
•Capital return for the quarter and fiscal year was $439.1 million and $1.50 billion, respectively;
•KLA’s Board of Directors approved a 17% increase in the quarterly dividend level to $1.05 per share and approved $2 billion for additional share repurchases.

MILPITAS, Calif., July 29, 2021 -KLA Corporation (NASDAQ: KLAC) today announced operating results for its fourth quarter and fiscal year ended June 30, 2021. KLA reported GAAP net income attributable to KLA of $633 million and GAAP diluted EPS attributable to KLA of $4.10 on revenues of $1.93 billion for the fourth quarter of fiscal year 2021. For the fiscal year ended June 30, 2021, KLA reported GAAP net income attributable to KLA of $2.08 billion and GAAP diluted EPS attributable to KLA of $13.37 on revenues of $6.92 billion.
“Thanks to the commitment of our global team, KLA delivered strong results in the June 2021 quarter, with revenue and GAAP and non-GAAP EPS each finishing above the mid-point of our guidance ranges. This continued performance demonstrates strong customer demand, exceptional execution, and focus driven by the KLA Operating Model,” commented Rick Wallace, President and CEO of KLA Corporation. “We are also pleased to announce today that the Board of Directors approved the twelfth consecutive dividend level increase which has grown at a compound annual growth rate of 16% since inception. The Board has also authorized a new $2 billion share repurchase program. KLA’s dividend and share repurchase programs are integral to KLA’s disciplined approach to capital management and reflect the company’s continued strength in free cash flow generation.”

GAAP Results
	Q4 FY 2021	Q3 FY 2021	Q4 FY 2020
Total Revenue	$1,925 million	$1,804 million	$1,460 million
Net Income Attributable to KLA	$633 million	$567 million	$411 million
Net Income per Diluted Share Attributable to KLA	$4.10	$3.66	$2.63

Non-GAAP Results
	Q4 FY 2021	Q3 FY 2021	Q4 FY 2020
Net Income Attributable to KLA	$684 million	$598 million	$426 million
Net Income per Diluted Share Attributable to KLA	$4.43	$3.85	$2.73

A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements included in this release. KLA will discuss the results for its fiscal year 2021 fourth quarter and full year, along with its outlook, on a conference call today beginning at 2:00 p.m. Pacific Time. A webcast of the call will be available at: www.kla.com.
First Quarter Fiscal 2022 Guidance
The following details our guidance for the first quarter of fiscal 2022 ending in September:

•Total revenue between $1,920 million to $2,120 million
•GAAP gross margin is expected to be in a range of 59.4% to 61.5%
•Non-GAAP gross margin is expected to be in a range of 61.5% to 63.5%
•GAAP diluted EPS attributable to KLA is expected to be in a range of $3.76 to $4.64
•Non-GAAP diluted EPS attributable to KLA is expected to be in a range of $4.01 to $4.89
For additional guidance metrics please see the company’s published Letter to Shareholders and earnings slides on the KLA investor relations website.
About KLA:
KLA Corporation (“KLA”) develops industry-leading equipment and services that enable innovation throughout the electronics industry. We provide advanced process control and process-enabling solutions for manufacturing wafers and reticles, integrated circuits, packaging, printed circuit boards and flat panel displays. In close collaboration with leading customers across the globe, our expert teams of physicists, engineers, data scientists and problem-solvers design solutions that move the world forward. Investors and others should note that KLA announces material financial information including SEC filings, press releases, public earnings calls and conference webcasts using an investor relations website (ir.kla.com). Additional information may be found at: www.kla.com.
Note Regarding Forward-Looking Statements:
Statements in this press release other than historical facts, such as statements pertaining to revenues, GAAP and non-GAAP gross margin and GAAP and non-GAAP diluted EPS for the quarter ending September 30, 2021 are forward-looking statements and subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: the impact of the COVID-19 pandemic on the global economy and on our business, financial condition and results of operations, including the supply chain constraints we are experiencing as a result of the pandemic; economic, political and social conditions in the countries in which we, our customers and our suppliers operate, including global trade policies; disruption to our manufacturing facilities or other operations, or the operations of our customers, due to natural catastrophic events, health epidemics or terrorism; ongoing changes in the technology industry, and the semiconductor industry in particular, including future growth rates, pricing trends in end-markets, or changes in customer capital spending patterns; our ability to timely develop new technologies and products that successfully anticipate or address changes in the semiconductor industry; our ability to maintain our technology advantage and protect our proprietary rights; our ability to compete with new products introduced by our competitors; our ability to attract and retain key personnel; cybersecurity threats, cyber incidents affecting our and our service providers’ systems and networks and our ability to access critical information systems for daily business operations; liability to our customers under indemnification provisions if our products fail to operate properly or contain defects or our customers are sued by third parties due to our products; exposure to a highly concentrated customer base; availability and cost of the wide range of materials used in the production of our products; our ability to operate our business in accordance with our business plan; legal, regulatory and tax environments in which we perform our operations and conduct our business and our ability to comply with relevant laws and regulations; our ability to pay interest and repay the principal of our current indebtedness is dependent upon our ability to manage our business operations, our credit rating and the ongoing interest rate environment, among other factors; instability in the global credit and financial markets; our exposure to currency exchange rate fluctuations, or declining economic conditions in those countries where we conduct our business; changes in our effective tax rate resulting from changes in the tax rates imposed by jurisdictions where our profits are determined to be earned and taxed, expiration of tax holidays in certain jurisdictions, resolution of issues arising from tax audits with various authorities or changes in tax laws or the interpretation of such tax laws; and our ability to identify suitable acquisition targets and successfully integrate and manage acquired businesses. For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this press release, please refer to KLA Corporation’s Annual Report on Form 10-K for the year ended June 30, 2020, and other subsequent filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). KLA Corporation assumes no obligation to, and does not currently intend to, update these forward-looking statements.

KLA Corporation
Condensed Consolidated Unaudited Balance Sheets

(In thousands)	June 30, 2021	June 30, 2020
ASSETS
Cash, cash equivalents and marketable securities	$2,494,522	$1,980,472
Accounts receivable, net	1,305,479	1,107,413
Inventories	1,575,380	1,310,985
Other current assets	320,867	324,675
Land, property and equipment, net	663,027	519,824
Goodwill	2,011,172	2,045,402
Deferred income taxes, non-current	270,461	236,797
Purchased intangibles, net	1,185,311	1,391,413
Other non-current assets	444,905	362,979
Total assets	$10,271,124	$9,279,960

LIABILITIES, NON-CONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$342,083	$264,280
Deferred system revenue	295,192	336,237
Deferred service revenue	284,936	233,493
Short-term debt	20,000	—
Other current liabilities	1,161,016	865,776
Total current liabilities	2,103,227	1,699,786
Non-current liabilities:
Long-term debt	3,422,767	3,469,670
Deferred tax liabilities	650,623	660,885
Deferred service revenue	87,575	96,325
Other non-current liabilities	631,290	672,284
Total liabilities	6,895,482	6,598,950
Stockholders’ equity:
Common stock and capital in excess of par value	2,175,988	2,090,268
Retained earnings	1,277,123	654,930
Accumulated other comprehensive income (loss)	(75,557)	(79,774)
Total KLA stockholders’ equity	3,377,554	2,665,424
Non-controlling interest in consolidated subsidiaries	(1,912)	15,586
Total stockholders’ equity	3,375,642	2,681,010
Total liabilities and stockholders’ equity	$10,271,124	$9,279,960

KLA Corporation
Condensed Consolidated Unaudited Statements of Operations

	Three months ended		Twelve months ended
(In thousands, except per share amounts)	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Revenues:
Product	$1,481,478	$1,075,104	$5,240,316	$4,328,725
Service	443,993	384,489	1,678,418	1,477,699
Total revenues	1,925,471	1,459,593	6,918,734	5,806,424
Costs and expenses:
Costs of revenues	772,241	621,544	2,772,165	2,449,561
Research and development	241,428	217,100	928,487	863,864
Selling, general and administrative	192,022	167,791	729,602	734,149
Goodwill impairment	—	—	—	256,649
Interest expense	39,970	40,221	157,328	160,274
Loss on extinguishment of debt	—	—	—	22,538
Other expense (income), net	(29,033)	7,868	(29,302)	2,678
Income before income taxes	708,843	405,069	2,360,454	1,316,711
Provision for income taxes	75,785	(5,246)	283,101	101,686
Net income	633,058	410,315	2,077,353	1,215,025
Less: Net income (loss) attributable to non-controlling interest	80	(938)	(939)	(1,760)
Net income attributable to KLA	$632,978	$411,253	$2,078,292	$1,216,785
Net income per share attributable to KLA:
Basic	$4.14	$2.65	$13.49	$7.76
Diluted	$4.10	$2.63	$13.37	$7.70
Weighted-average number of shares:
Basic	152,971	155,106	154,086	156,797
Diluted	154,283	156,183	155,437	158,005

KLA Corporation
Condensed Consolidated Unaudited Statements of Cash Flows

	Three months ended
	June 30,
(In thousands)	2021	2020
Cash flows from operating activities:
Net income	$633,058	$410,315
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	84,647	78,937
Unrealized foreign exchange (gain) loss and other	(6,102)	15,047
Other impairment charges	—	10,760
Stock-based compensation expense	27,690	26,378
Gain on fair value adjustment of marketable equity securities	(26,719)	—
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	(102,021)	10,431
Inventories	(123,725)	(56,609)
Other assets	(68,525)	(74,986)
Accounts payable	48,414	19,905
Deferred system revenue	(40,900)	3,652
Deferred service revenue	35,769	15,205
Other liabilities	4,036	(6,189)
Net cash provided by operating activities	465,622	452,846
Cash flows from investing activities:
Business acquisitions, net of cash acquired	—	(11,543)
Capital expenditures	(55,375)	(41,790)
Purchases of available-for-sale securities	(223,619)	(233,838)
Proceeds from sale of available-for-sale securities	19,759	44,199
Proceeds from maturity of available-for-sale securities	163,232	135,674
Purchases of trading securities	(24,001)	(41,584)
Proceeds from sale of trading securities	26,402	43,061
Net cash used in investing activities	(93,602)	(105,821)
Cash flows from financing activities:
Payment of debt issuance costs	—	(172)
Proceeds from revolving credit facility, net of costs	—	200,000
Repayment of debt	—	(175,000)
Issuance of common stock	59,742	50,349
Tax withholding payments related to vested and released restricted stock units	(13,543)	(5,527)
Common stock repurchases	(299,777)	—
Payment of dividends to stockholders	(139,267)	(132,762)
Payment of dividends to subsidiary's non-controlling interest holders	—	(1,239)
Contingent consideration payable and other, net	—	2,996
Net cash used in financing activities	(392,845)	(61,355)
Effect of exchange rate changes on cash and cash equivalents	3,285	2,564
Net (decrease) increase in cash and cash equivalents	(17,540)	288,234
Cash and cash equivalents at beginning of period	1,452,150	946,175
Cash and cash equivalents at end of period	$1,434,610	$1,234,409
Supplemental cash flow disclosures:
Income taxes paid	$111,396	$31,865
Interest paid	$37,219	$37,988
Non-cash activities:
Contingent consideration payable - financing activities	$1,120	$(803)
Dividends payable - financing activities	$1,428	$1,400
Unsettled common stock repurchase - financing activities	$6,000	$—
Accrued purchase of land, property and equipment - investing activities	$30,615	$15,843

KLA Corporation
Segment Information (Unaudited)
The following is a summary of results for each of our four reportable segments and reconciliation to total revenues for the indicated periods:

	Three months ended		Twelve months ended
(In thousands)	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Revenues:
Semiconductor Process Control	$1,580,547	$1,156,607	$5,734,825	$4,745,446
Specialty Semiconductor Process	97,952	100,372	369,216	329,700
PCB, Display and Component Inspection	246,974	202,209	812,620	727,451
Other	—	397	739	3,614
Total revenues for reportable segments	1,925,473	1,459,585	6,917,400	5,806,211
Corporate allocation and effects of foreign exchange rates	(2)	8	1,334	213
Total revenues	$1,925,471	$1,459,593	$6,918,734	$5,806,424

KLA Corporation
Condensed Consolidated Unaudited Supplemental Information
Reconciliation of GAAP Net Income to Non-GAAP Net Income

		Three months ended			Twelve months ended
(In thousands, except per share amounts)		June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
GAAP net income attributable to KLA		$632,978	$567,496	$411,253	$2,078,292	$1,216,785
Adjustments to reconcile GAAP net income to non-GAAP net income:
Acquisition-related charges	a	53,008	52,973	55,937	209,555	244,715
Restructuring, severance and other charges	b	1,358	(1,534)	4,240	7,037	12,458
Goodwill impairment	c	—	—	—	—	256,649
Loss on extinguishment of debt	d	—	—	—	—	22,538
Income tax effect of non-GAAP adjustments	e	(16,910)	(17,866)	(16,027)	(69,341)	(83,402)
Discrete tax items	f	13,620	(2,967)	(29,364)	35,521	(34,915)
Non-GAAP net income attributable to KLA		$684,054	$598,102	$426,039	$2,261,064	$1,634,828
GAAP net income per diluted share attributable to KLA		$4.10	$3.66	$2.63	$13.37	$7.70
Non-GAAP net income per diluted share attributable to KLA		$4.43	$3.85	$2.73	$14.55	$10.35
Shares used in diluted shares calculation		154,283	155,159	156,183	155,437	158,005

Pre-tax impact of GAAP to non-GAAP adjustments included in Condensed Consolidated Unaudited Statements of Operations

(In thousands)	Acquisition-Related Charges	Restructuring, Severance and Other Charges	Total pre-tax GAAP to non-GAAP adjustments
Three months ended June 30, 2021
Costs of revenues	$40,499	$(471)	$40,028
Research and development	—	203	203
Selling, general and administrative	12,509	1,626	14,135
Total in three months ended June 30, 2021	$53,008	$1,358	$54,366
Three Months Ended March 31, 2021
Costs of revenues	$40,309	$701	$41,010
Research and development	—	147	147
Selling, general and administrative	12,664	2,075	14,739
Other expense (income), net	—	(4,457)	(4,457)
Total in three months ended March 31, 2021	$52,973	$(1,534)	$51,439
Three Months Ended June 30, 2020
Costs of revenues	$41,446	$534	$41,980
Research and development	—	585	585
Selling, general and administrative	14,491	1,179	15,670
Other expense (income), net	—	1,942	1,942
Total in three months ended June 30, 2020	$55,937	$4,240	$60,177

Free Cash Flow Reconciliation

	Three Months Ended June 30,
(In thousands)	2021	2020
Net cash provided by operating activities	$465,622	$452,846
Capital expenditures	(55,375)	(41,790)
Free Cash Flow	$410,247	$411,056

	Twelve Months Ended June 30,
(In thousands)	2021	2020
Net cash provided by operating activities	$2,185,026	$1,778,850
Capital expenditures	(231,628)	(152,675)
Free Cash Flow	$1,953,398	$1,626,175

First Quarter Fiscal 2022 Guidance
Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS

		Three months ending September 30, 2021
(In millions, except per share amounts)		Low	High
GAAP net income per diluted share attributable to KLA		$3.76	$4.64
Acquisition-related charges	a	0.35	0.35
Restructuring, severance and other charges	b	0.01	0.01
Income tax effect of non-GAAP adjustments	e	(0.11)	(0.11)
Non-GAAP net income per diluted share attributable to KLA		$4.01	$4.89
Shares used in net income per diluted share calculation		153.5	153.5

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

		Three Months Ending September 30, 2021
		Low	High
GAAP gross margin		59.4%	61.5%
Acquisition-related charges	a	2.1%	2.0%
Non-GAAP gross margin		61.5%	63.5%
The Non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA’s financial results presented in accordance with United States GAAP.

To supplement our Condensed Consolidated Financial Statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information, including non-GAAP net income attributable to KLA, non-GAAP net income per diluted share attributable to KLA, non-GAAP gross margin and Free Cash Flow, provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results to help investors compare our operating performances with our results in prior periods as well as with the performance of other companies. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics are inherently subject to significant discretion (for example, determining which costs and expenses to exclude when calculating such a metric). As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP. The following are descriptions of the adjustments made to reconcile GAAP net income attributable to KLA to non-GAAP net income attributable to KLA:
a.Acquisition-related charges primarily include amortization of intangible assets and other acquisition-related adjustments including adjustments for the fair valuation of inventory and backlog, and transaction costs associated with our acquisitions, primarily Orbotech.
b.Restructuring, severance and other charges primarily include costs associated with employee severance, acceleration of certain stock-based compensation arrangements, and other exit costs.
c.Goodwill impairment included non-cash expense recognized as a result of KLA’s annual testing for goodwill impairment performed in the third quarter of the prior fiscal year. The impairment charge resulted from the downward revision of financial outlook for the acquired Orbotech business as well as the impact of elevated risk and macroeconomic slowdown driven by the COVID-19 pandemic.

d.Loss on extinguishment of debt included a pre-tax loss on early extinguishment of the $500 million 4.125% Senior Notes due in November 2021.
e.Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above.
f.Discrete tax items in the three and twelve months ended June 30, 2021 include tax expense from an increase in deferred tax liability on purchased intangibles relating to an increase in the United Kingdom statutory income tax rate, partially offset by a net tax benefit from an internal restructuring and a reduction in unrecognized tax benefits. Discrete tax items in the three months ended March 31, 2021 primarily relate to a tax benefit due to a decrease in deferred tax liability on purchased intangibles relating to a decrease in the effective income tax rate in Israel. Discrete tax items in the three months and twelve months ended June 30, 2020 include a tax benefit from an internal restructuring and a decrease in deferred tax liability for an unrealized gain on investments held for sale by subsidiaries of the acquired Orbotech business.